Exhibit 99.1

Albertsons® Companies, Inc. Announces $750 million Accelerated Share Repurchase Agreement
Board Authorizes increase in total Share Repurchase Program to $2.75 billion, inclusive of the Accelerated Share Repurchase Agreement
Boise, ID – October 14, 2025 - Albertsons® Companies, Inc. (NYSE: ACI) (the "Company") today announced that it has entered into an accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, National Association (the “dealer”) to repurchase $750 million of shares of the Company’s common stock and increased its board authorized share repurchase program from $2 billion to $2.75 billion, inclusive of the ASR agreement.
“We are operating from a position of strength and executing with clarity, discipline and momentum. Our strategy is working and we expect to continue to invest in our business, while providing attractive returns to our shareholders,” said Susan Morris, CEO. “We believe our current share price undervalues the strength of our business and long-term growth. This ASR represents approximately 8% of our current outstanding shares, creating meaningful value for all shareholders.”
Under the ASR agreement, on October 15, 2025, the Company will pay $750 million to the dealer and expects to receive an initial delivery of approximately 80% of the shares of the Company’s common stock initially underlying the ASR agreement. The total number of shares to be repurchased by the Company pursuant to the ASR agreement will be based on the volume-weighted average price of the Company’s common stock on specified dates during the term of the ASR agreement, less a discount, and subject to customary adjustments under the terms and conditions of the ASR agreement.
The transactions under the ASR agreement are expected to be completed by no later than the first quarter of 2026.
About Albertsons Companies
Albertsons Companies is a leading food and drug retailer in the United States. As of September 6th, 2025, the Company operated 2,257 retail stores with 1,720 in-store pharmacies, 405 associated fuel centers, 22 dedicated distribution centers and 19 manufacturing facilities. The Company operates stores across 35 states and the District of Columbia under 22 well known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw's, ACME, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen, Carrs, Kings Food Markets and Balducci's Food Lovers Market. The Company is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2024, along with the Albertsons Companies Foundation, the Company contributed more than $435 million in food and financial support, including more than $40 million through our Nourishing Neighbors Program to ensure those living in our communities and those impacted by disasters have enough to eat.

Albertsons, Safeway, Vons, Jewel-Osco, Tom Thumb, Randalls, United Supermarkets, Pavilions, Haggen and Balducci's Food Lovers Market are registered trademarks of Albertsons Companies Inc. or its subsidiaries. ACME, Carrs, Kings Food Markets, Shaw's, and Star Market are trademarks of Albertsons Companies Inc. or its subsidiaries. Albertsons associated logos, product names and services are trademarks of Albertsons Companies, Inc. All other trademarks are the property of their respective owners.
Important Notice Regarding Forward-Looking Statements
This press release contains certain forward-looking statements. Statements that are not historical facts, including statements regarding the Company’s expectations, perspectives and projected financial performance, are forward-looking statements. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions, when related to the Company and its subsidiaries, indicate forward-looking statements. The forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties. The Company cautions that the risks and uncertainties could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The Company also cautions that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes. Certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are described in the “Risk Factors” section or other sections in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2025, and in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.
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